Exhibit 99.1

July 29, 2009

To: Board of Directors of Glen Rose Petroleum, UHC Petroleum Corporation, UHC Petroleum Services Corporation, National Heritage Sales Corporation, and UHC New Mexico Corporation

Dear Sirs:

I hereby resign from CEO, President, Treasurer, Secretary, and all other officer positions of Glen Rose Petroleum, UHC Petroleum Corporation, UHC Petroleum Services Corporation, National Heritage Sales Corporation, and UHC New Mexico Corporation, but continue as an independent contract consultant.

I also hereby resign as a director of UHC Petroleum Corporation, UHC Petroleum Services Corporation, National Heritage Sales Corporation, and UHC New Mexico Corporation, but continue as an independent contract consultant.

Sincerely,

Joseph F. Langston